UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PW EAGLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ON MARCH 16, 2007, PW EAGLE, INC. ISSUED THE FOLLOWING PRESS RELEASE:

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97401
(Nasdaq: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE and J-M MANUFACTURING Receive HSR Second Request from FTC

Eugene, Oregon — March 16, 2007 — PW Eagle, Inc. (Nasdaq: “PWEI”) announced today that it and J-M Manufacturing Company, Inc. received a request from the Federal Trade Commission (“FTC”) for additional information, commonly referred to as a Second Request, in connection with the parties’ proposed merger transaction by which J-M Manufacturing would acquire all the outstanding shares of PW Eagle for $33.50 per share in cash. The Second Request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after PW Eagle and J-M Manufacturing have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. PW Eagle and J-M Manufacturing intend to respond expeditiously to the Second Request. In addition to the expiration or termination of the waiting period under the HSR Act, the proposed merger remains subject to other customary closing conditions, including PW Eagle shareholder approval. PW Eagle continues to plan for a closing of the transaction in the second calendar quarter of 2007.

PW Eagle has previously announced that a special meeting of shareholders shall be held on April 12, 2007 at The Omni Berkshire Place Hotel, 21 East 52nd Street, New York, New York on April 12, 2007, at 10:00 a.m., local time. At the meeting, shareholders of PW Eagle will vote on the proposed merger of PW Eagle with a wholly-owned subsidiary of J-M Manufacturing. PW Eagle anticipates no change to the timing of this meeting as a result of the Second Request and encourages shareholders to vote as soon as possible, if they have not already done so, in order to avoid unnecessary effort and expense for PW Eagle.

ISS Recommends Vote in Favor of Merger Agreement

PW Eagle also announced today that Institutional Shareholder Services, Inc. (“ISS”), a provider of proxy voting and corporate governance services, has recommended that the shareholders of PW Eagle vote in favor of approving the merger agreement between PW Eagle and J-M Manufacturing.

Additional Information and Where to Find It

In connection with the proposed merger, on March 2, 2007 PW Eagle filed a definitive proxy statement with the Securities and Exchange Commission and thereafter distributed it to its shareholders. PW Eagle shareholders are urged to read the proxy statement carefully because it contains important information about PW Eagle and the proposed merger. Shareholders can obtain free copies of the proxy statement as well as other filed documents containing information about PW Eagle at http://www.sec.gov, the SEC’s free internet site, and from PW Eagle’s Investor Relations Manager at (541) 343-0200 or on the company’s website at www.pweagleinc.com.

Participants in the Solicitation

PW Eagle and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from PW Eagle’s shareholders with respect to the proposed merger. Information regarding the officers and directors of PW Eagle is included in the definitive proxy statement relating to the proposed merger. Information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities, holdings or otherwise, which interests may be different from those of PW Eagle shareholders generally, are set forth in the definitive proxy statement relating to the proposed merger.

About J-M Manufacturing Company, Inc.

J-M Manufacturing Company, Inc., headquartered in Livingston, New Jersey, was formed in 1982 with the acquisition of eight pipe production facilities. Today, the company operates fourteen plastic pipe manufacturing facilities across the United States. J-M Manufacturing produces water, sewer, solvent weld, electrical conduit, ABS and polyethylene pipe in diameters ranging from  1/2” to 48” for PVC and  1/2” to 63” in HDPE.

About PW Eagle, Inc.

PW Eagle, Inc. is a leading extruder of PVC pipe products and its wholly-owned subsidiary, USPoly Company, LLC, is a leading manufacturer of polyethylene pipe and fittings. Together they operate twelve manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq Global Market under the symbol “PWEI”.

Forward Looking Statements

Statements that PW Eagle may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which include those that relate to our proposed merger with J-M Manufacturing, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. The following specific factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risks and costs to PW Eagle if the merger does not close; (ii) the satisfaction of the conditions to consummate the merger, including the receipt of the required shareholder approval and regulatory approvals; (iii) the uncertain effects the pendency of the merger may have on our business relationships, operating results and business generally, including our ability to retain key employees, suppliers and customers; (iv) potential adverse effects on our business, properties and operations because of certain covenants we agreed to in the merger agreement that restrict the conduct of PW Eagle’s business prior to the completion of the merger; (v) the risk that the financing contemplated by J-M Manufacturing’s financing commitment letter for the consummation of the merger might not be obtained; (vi) the risk that until the merger is completed or the merger agreement is terminated, PW Eagle will not be able to enter into a merger or business combination with another party because of restrictions contained in the merger agreement; (vii) the risk that the restrictions on the conduct of PW Eagle’s business prior to the consummation of the merger, may delay or prevent PW Eagle from undertaking business opportunities that may arise pending the completion of the merger; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may require us to pay a termination fee and related expenses to J-M Manufacturing; (ix) the risk that the merger may not be completed in a timely manner or at all, which may materially adversely affect our business, future prospects and the price of our common stock; (x) risks that may arise if any litigation is initiated with respect to the merger; and (xi) risks related to diverting management’s attention from our ongoing business operations.

In addition, actual results could differ as a result of general factors, including-those set forth in our filings with the SEC, including the Annual Report on Form 10-K for our most recent fiscal year, especially in the Management’s Discussion and Analysis section, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K.

All forward-looking statements included in this Press Release are based on information available to us on the date of this Press Release. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.